Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Christi Nicolacopoulos
919/595-4196	603/952-5005
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Third Quarter Fiscal Year 2021 Financial Results

Achieved 21% Year-Over-Year Revenue Growth and Double-Digit Non-GAAP Operating Margin

SAN JOSE, Calif., April 28, 2021 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its third fiscal quarter ended March 31, 2021.

Fiscal Third Quarter Results:

•	Revenue $253.4 million, up 21% year-over-year and up 5% quarter-over-quarter
•	GAAP EPS $0.03, up from ($0.37) in Q3 last year
•	Non-GAAP EPS $0.16, up from ($0.09) in Q3 last year
•	GAAP gross margin 58.7% compared to 53.1% in Q3 last year
•	Non-GAAP gross margin 61.5% compared to 56.7% in Q3 last year
•	GAAP operating margin 4.4% compared to (18.3)% in Q3 last year
•	Non-GAAP operating margin 11.3%, compared to (5.1)% in Q3 last year
•	Net cash provided by operating activities of $24.7 million
•	Free Cash Flow of $20.4 million

“Our Q3 results represent the fourth consecutive quarter of sequential revenue growth and double-digit growth year-over-year across all our geographies. Extreme is coming out of COVID in a stronger position than ever before and enterprise customers are turning to Extreme’s industry-leading cloud solutions to meet the new demands of the distributed enterprise. This is highlighted by ExtremeCloud IQ new subscription growth of 122% year-over-year, which in turn fueled product revenue growth of 29% year-over-year,” stated Ed Meyercord, President and CEO of Extreme.

“Looking ahead at Q4, we continue to expect double-digit year-over-year revenue growth as demand for our differentiated cloud-driven networking solutions continues to build. The pace of our cloud innovation for enterprise solutions is accelerating and also underpins the success of our new cloud-native infrastructure solutions in the 5G space,” concluded Meyercord.

“The operating leverage of our model enabled us to achieve a second consecutive quarter of non-GAAP double-digit operating margins. The combination of our strong operating performance and the reduction in inventory resulted in strong cash flow generation. Today, we are fully compliant with our bank covenants ahead of expectations and will realize meaningful interest expense savings beginning in Q4,” stated Rémi Thomas, CFO of Extreme.

Recent Key Highlights:

•

Extreme was named the Official Wi-Fi Solutions Provider of Major League Baseball (MLB). Extreme will provide fan-facing Wi-Fi in 16 stadiums and connectivity in bullpens and dugouts in all 30 league ballparks. Installations are scheduled through 2026. As part of the partnership, Extreme will also power the network at MLB's Jackie Robinson Training Complex in Vero Beach, Florida.

•

Through Extreme’s partnership with Verizon, Darlington Raceway will deploy Extreme’s wired, Wi-Fi, and analytics solutions, as well as its network management software, to provide reliable connectivity for the track which previously had no outdoor connection. Extreme installed high-density Wi-Fi 6 access points throughout the venue, enabling Darlington Raceway to enhance fan experiences and ensure all fans in the 60,000-seat venue can connect simultaneously during events.

•

Belgium's Federal Public Service Justice refreshed its wired network infrastructure with Extreme, allowing it to offer high-speed connectivity across 240 buildings that is 20 times faster than the previous network. The new network supports the digitization of the justice system's services, including court hearings and other services to be offered remotely.

•

Novant Health of North Carolina used Extreme's cloud-managed Wi-Fi solutions to power a COVID-19 mass vaccination event that saw over 2,220 vaccines administered in a single day. ExtremeWireless access points were activated in just one hour via ExtremeCloud IQ, enabling quick access to patient records and allowing clinic workers to simultaneously administer vaccines to 120 patients at a time.

•

Lincoln University of Pennsylvania, a top 20 historically black college and university (HBCU) in 2021 according to U.S. News & World Report, and the nation's first degree-granting HBCU, deployed Extreme wireless access points and ExtremeCloud IQ network management solution to provide high-speed, Wi-Fi 6 connectivity throughout its 422-acre main campus and off-campus graduate center. The deployment has enabled students, faculty, and staff to easily connect with digital education resources from any device, anywhere – a need that became more pronounced with the COVID-19 pandemic and the additional requirement to offer a mix of in-person and remote instruction.

•

Extreme will hold its annual Connect User Conference virtually on May 26-27, broadcasting over 30 unique sessions for customers, partners, and industry leaders worldwide. The online event is free to attend and will include keynote presentations from Extreme’s leadership team, IT strategy breakouts, and practical how-to workshops. Register for Connect at connect.extremenetworks.com.

Fiscal Q3 2021 Financial Metrics:

(in millions, except percentages and per share information)

	Q3 FY'21	Q3 FY'20	Change
GAAP Results of Operations
Product	$176.3	$136.5	$39.8	29%
Service and subscription	77.1	73.0	4.1	6%
Total net revenue	$253.4	$209.5	$43.9	21%
Gross margin	58.7%	53.1%	560 bps	-
Operating margin	4.4%	(18.3)%	2271 bps	-
Net income (loss)	$3.5	$(44.4)	$47.9	108%
Net income (loss) per diluted share	$0.03	$(0.37)	$0.40	108%
Non-GAAP Results of Operations
Product	$176.3	$136.5	$39.8	29%
Service and subscription	77.1	73.0	4.1	6%
Total net revenue	$253.4	$209.5	$43.9	21%
Gross margin	61.5%	56.7%	480 bps	-
Operating margin	11.3%	(5.1)%	1640 bps	-
Net income (loss)	$20.7	$(11.2)	$31.9	284%
Net income (loss) per diluted share	$0.16	$(0.09)	$0.25	278%

•

Q3 ending cash balance was $203.1 million, an increase of $19.2 million from the end of Q2. This was primarily driven by operating cash flow generation of $24.7 million, partially offset by cash usage of $1.1 million for financing activities, along with $4.3 million for capital expenditures.

•	Q3 accounts receivable balance was $130.6 million, with days sales outstanding of 46, a decrease of 3 days from Q2 and an increase of 4 days from Q3 last year.
•

Q3 ending inventory was $43.9 million, a decrease of $5.9 million from Q2 and a decrease of $22.3 million from Q3 last year. The year-over-year and quarter-over-quarter decreases in inventory largely reflect improved demand planning, SKU rationalization and higher inventory turnover.

•

Q3 ending gross debt* was $351.5 million, a decrease of $4.8 million from the prior quarter. The $74.0 million decrease from Q3 last year resulted primarily from principal payments and payments on our revolver loan. Net debt* of $148.4 million decreased by $23.9 million from $172.3 million in Q2.

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, plant and equipment.  Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in thousands):

Free Cash Flow	Three Months Ended		Nine Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Cash flow provided by operations	$24,725	$5,150	$87,496	$27,061
Less: Property and equipment capital expenditures	(4,279)	(3,192)	(12,318)	(12,630)
Total free cash flow	$20,446	$1,958	$75,178	$14,431

*Gross debt is defined as long-term and current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs. Net debt is defined as gross debt minus cash, as shown in the table below (in millions):

Gross debt	Cash	Net debt
$351.5	$203.1	$148.4

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its fourth quarter of fiscal 2021, ending June 30, 2021, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ4'21 Guidance – GAAP
Total Net Revenue	$260.0	$270.0
Gross Margin	57.8%	58.9%
Operating Expenses	$141.0	$143.0
Operating Margin	3.5%	5.9%
Net Income	$2.6	$9.4
Net Income per diluted share	$0.02	$0.07
Shares outstanding used in calculating GAAP EPS	131.1	131.1
FQ 4’21 Guidance – Non - GAAP
Total Net Revenue	$260.0	$270.0
Gross Margin	60.5%	61.5%
Operating Expenses	$131.0	$133.0
Operating Margin	10.1%	12.2%
Net Income	$20.4	$25.7
Net Income per diluted share	$0.16	$0.20
Shares outstanding used in calculating non-GAAP EPS	131.1	131.1

The following table shows the GAAP to non-GAAP reconciliation for Q4 FY’21 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	57.8% - 58.9%	3.5% - 5.9%	$0.02 - $0.07
Estimated adjustments for:
Amortization of product intangibles	2.1%	2.1%	$0.04
Share-based compensation	0.3%	3.3%	$0.07
Restructuring	—	0.2%	—
Amortization of non-product intangibles	0.3%	0.8%	$0.02
Non-GAAP	60.5% - 61.5%	10.1% - 12.2%	$0.16- $0.20

The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the third fiscal quarter results as well as the business outlook for fourth fiscal quarter ending June 30, 2021, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. The conference call may also be heard by dialing 1 (877) 303-9826 or international 1 (224) 357-2194 with Conference ID # 7695159. Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. The encore recording can be accessed by dialing 1 (855) 859-2056 or international 1 (404) 537-3406. Conference ID # 7695159. The encore recording will be available for at least 7 days following the call.

About Extreme:

Extreme Networks, Inc. (EXTR) creates effortless networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website or follow us on Twitter, LinkedIn, and Facebook.

Extreme Networks, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, acquired inventory adjustments, amortization of intangibles, inventory valuation adjustment, and restructuring charges.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the

Company's ability to generate cash from operations. Please note the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the company’s business outlook and future financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the company’s failure to achieve targeted revenues and forecasted demand from end customers; a highly competitive business environment for network switching equipment and cloud management of network devices; the company’s effectiveness in controlling expenses; the possibility that the company might experience delays in the development or introduction of new technology and products; customer response to the company’s new technology and products; risks related to pending or future litigation; macroeconomic and political and geopolitical factors, a dependency on third parties for certain components and for the manufacturing of the company’s products; and the impacts of COVID-19, and any worsening of the global business and economic environment as a result, on the company’s business.

More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020, Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov).  As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2021	June 30, 2020
ASSETS
Current assets:
Cash	$203,139	$193,872
Accounts receivable, net of allowance for doubtful accounts of $1,259 and $1,212, respectively	130,558	122,727
Inventories	43,924	62,589
Prepaid expenses and other current assets	43,259	35,019
Total current assets	420,880	414,207
Property and equipment, net	56,116	58,813
Operating lease right-of-use assets, net	41,295	51,274
Intangible assets, net	43,893	68,394
Goodwill	331,159	331,159
Other assets	60,333	55,241
Total assets	$953,676	$979,088
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs of $2,436 and $2,484, respectively	$21,314	$16,516
Accounts payable	57,165	48,439
Accrued compensation and benefits	51,382	50,884
Accrued warranty	12,317	14,035
Current portion, operating lease liabilities	19,176	19,196
Current portion, deferred revenue	195,500	190,226
Other accrued liabilities	58,041	58,525
Total current liabilities	414,895	397,821
Deferred revenue, less current portion	122,919	100,961
Long-term debt, less current portion, net of unamortized debt issuance costs of $5,348 and $7,165, respectively	322,402	394,585
Operating lease liabilities, less current portion	37,504	50,238
Deferred income taxes	2,815	2,334
Other long-term liabilities	18,005	27,751
Commitments and contingencies	—	—
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 132,508 and 127,114 shares issued, respectively; 125,911 and 120,517 shares outstanding, respectively	133	127
Additional paid-in-capital	1,069,797	1,035,041
Accumulated other comprehensive loss	(3,012)	(6,378)
Accumulated deficit	(988,669)	(980,279)
Treasury stock at cost: 6,597 and 6,597 shares, respectively	(43,113)	(43,113)
Total stockholders’ equity	35,136	5,398
Total liabilities and stockholders’ equity	$953,676	$979,088

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Net revenues:
Product	$176,334	$136,547	$503,575	$512,173
Service and subscription	77,066	72,972	227,755	220,324
Total net revenues	253,400	209,519	731,330	732,497
Cost of revenues:
Product	76,442	71,927	223,842	254,705
Service and subscription	28,145	26,257	83,465	80,543
Total cost of revenues	104,587	98,184	307,307	335,248
Gross profit:
Product	99,892	64,620	279,733	257,468
Service and subscription	48,921	46,715	144,290	139,781
Total gross profit	148,813	111,335	424,023	397,249
Operating expenses:
Research and development	48,909	50,577	147,619	165,073
Sales and marketing	70,898	70,132	201,955	216,925
General and administrative	16,023	15,119	48,844	45,199
Acquisition and integration costs	—	5,156	1,975	30,075
Restructuring and related charges, net of reversals	425	6,648	2,121	19,407
Amortization of intangibles	1,406	2,059	4,704	6,366
Total operating expenses	137,661	149,691	407,218	483,045
Operating income (loss)	11,152	(38,356)	16,805	(85,796)
Interest income	81	222	281	1,366
Interest expense	(5,594)	(5,979)	(18,325)	(17,377)
Other income (expense), net	269	1,318	(1,572)	1,128
Income (loss) before income taxes	5,908	(42,795)	(2,811)	(100,679)
Provision for income taxes	2,436	1,557	5,579	4,949
Net income (loss)	$3,472	$(44,352)	$(8,390)	$(105,628)

Basic and diluted income (loss) per share:
Net income (loss) per share - basic	$0.03	$(0.37)	$(0.07)	$(0.88)
Net income (loss) per share - diluted	$0.03	$(0.37)	$(0.07)	$(0.88)

Shares used in per share calculation - basic	124,788	119,162	123,252	119,648
Shares used in per share calculation - diluted	129,988	119,162	123,252	119,648

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net loss	$(8,390)	$(105,628)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	17,801	21,719
Amortization of intangible assets	24,501	26,460
Reduction in carrying amount of right-of-use asset	12,129	12,469
Provision for doubtful accounts	270	1,267
Share-based compensation	27,595	26,935
Deferred income taxes	741	1,293
Non-cash restructuring and impairment charges	-	7,622
Non-cash interest expense	3,195	3,070
Other	2,770	(395)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8,101)	88,688
Inventories	11,869	16,373
Prepaid expenses and other assets	(7,908)	438
Accounts payable	7,900	(21,530)
Accrued compensation and benefits	351	(24,009)
Operating lease liabilities	(14,983)	(13,222)
Deferred revenue	27,233	43
Other current and long-term liabilities	(9,477)	(14,532)
Net cash provided by operating activities	87,496	27,061
Cash flows from investing activities:
Capital expenditures	(12,318)	(12,630)
Business acquisitions, net of cash acquired	—	(219,458)
Maturities and sales of investments	—	45,249
Net cash used in investing activities	(12,318)	(186,839)
Cash flows from financing activities:
Borrowings under Revolving Facility	—	55,000
Borrowings under Term Loan	—	199,500
Payments on debt obligations	(69,250)	(29,767)
Loan fees on borrowings	—	(10,514)
Repurchase of common stock	—	(30,000)
Proceeds from issuance of common stock, net of tax withholding	7,167	9,491
Payment of contingent consideration obligations	(1,298)	(3,448)
Deferred payments on an acquisition	(3,000)	(3,000)
Net cash (used in) provided by financing activities	(66,381)	187,262

Foreign currency effect on cash	470	(741)

Net increase in cash	9,267	26,743

Cash at beginning of period	193,872	169,607
Cash at end of period	$203,139	$196,350

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Extreme also presents its range for projected non-GAAP operating expenses, which is operating expenses less share-based compensation expense, restructuring charges and amortization of intangibles.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value.  In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquired inventory adjustments, acquisition and integration costs, amortization of intangibles, inventory valuation adjustments, restructuring charges, and the tax effect of non-GAAP adjustments.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan.  Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Acquired inventory adjustments. Purchase accounting adjustments relating to the mark up of acquired inventory to fair value less disposal costs.

Acquisition and integration costs. Acquisition and integration costs consist of specified compensation charges, software charges, legal and professional fees related to the acquisition of Aerohive. Extreme excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses.  Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Inventory valuation adjustments. Adjustments relating to the mark down of inventory due to duplication of products lines with acquisition of Aerohive net of recoveries on the sale of inventory marked down in previous quarters.

Restructuring charges. Restructuring charges primarily consist of severance costs for employees which have no benefit to continuing operations and impairment of right-of-use assets, long-lived assets and other charges related to excess facilities. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

Tax effect on non-GAAP adjustments. Beginning with our first quarter of fiscal 2021, we changed how we calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation.   Previously, the non-GAAP tax provision consisted of current and deferred income tax expense on a GAAP basis as if our carryforward net operating losses were sufficient to offset our non-GAAP adjustments.  Beginning with our first quarter of fiscal 2021, we have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits which were previously not utilizable.  The non-GAAP tax provision now consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.2%.  We have adjusted the fiscal 2020 non-GAAP tax provision to reflect the 2020 non-GAAP operating results to be comparable with fiscal 2021 results.  As a result of this change, the non-GAAP net loss for the three months ended March 31, 2020 changed from $0.14 per diluted share as previously reported to $0.09 net loss per diluted share and the non-GAAP net income for the nine months ended March 31, 2020 changed from $0.08 per diluted share as previously reported to $0.09 net income per diluted share.

This change will not affect our non-GAAP income (loss) before income taxes, actual cash tax payments or cash flows, but will result in a higher or lower non-GAAP provision for income taxes depending on the level and jurisdictional mix of pre-tax income and available U.S. research and development tax credits.  As of June 30, 2020, we had U.S. federal net operating loss carryforwards of $310 million and state net operating loss carryforwards of $181 million.  We do not expect to pay substantial taxes on a GAAP basis in the U.S. for the foreseeable future due to our net operating loss carryforward balances.  Over the near term, most of our cash taxes will continue to be mainly driven by the tax expense of our foreign subsidiaries which amounts have not historically been significant, with the exception of the Company’s Irish operating company which has fully utilized available net operating loss carryforwards as of the second quarter of fiscal 2021.  We also believe our long-term effective GAAP tax rate will be lower than the U.S. statutory rate based upon our established tax structure.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Nine Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Revenues - GAAP	$253,400	$209,519	$731,330	$732,497

Non-GAAP Gross Margin	Three Months Ended		Nine Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Gross profit - GAAP	$148,813	$111,335	$424,023	$397,249
Gross margin - GAAP percentage	58.7%	53.1%	58.0%	54.2%
Adjustments:
Share-based compensation expense	709	648	2,092	2,152
Acquired inventory adjustments	—	—	—	7,303
Acquisition and integration costs	—	187	10	2,071
Amortization of intangibles	6,431	6,538	19,697	19,797
Inventory valuation adjustments	—	—	—	3,677
Total adjustments to GAAP gross profit	$7,140	$7,373	$21,799	$35,000
Gross profit - non-GAAP	$155,953	$118,708	$445,822	$432,249
Gross margin - non-GAAP percentage	61.5%	56.7%	61.0%	59.0%

Non-GAAP Operating Income (Loss)	Three Months Ended		Nine Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
GAAP operating income (loss)	$11,152	$(38,356)	$16,805	$(85,796)
GAAP operating income (loss) percentage	4.4%	(18.3)%	2.3%	(11.7)%
Adjustments:
Share-based compensation expense, cost of revenues	709	648	2,092	2,152
Share-based compensation expense, R&D	2,414	2,518	7,380	8,213
Share-based compensation expense, S&M	3,150	1,338	9,036	8,568
Share-based compensation expense, G&A	2,925	2,639	9,087	7,523
Inventory valuation adjustments	—	—	—	3,677
Acquisition and integration costs	—	5,343	1,985	32,146
Restructuring charges, net of reversals	425	6,648	2,121	19,407
Acquired inventory adjustments	—	—	—	7,303
Amortization of intangibles	7,837	8,597	24,401	26,163
Total adjustments to GAAP operating income (loss)	$17,460	$27,731	$56,102	$115,152
Non-GAAP operating income (loss)	$28,612	$(10,625)	$72,907	$29,356
Non-GAAP operating income (loss) percentage	11.3%	(5.1)%	10.0%	4.0%

Non-GAAP net income (loss)	Three Months Ended		Nine Months Ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
GAAP net income (loss)	$3,472	$(44,352)	$(8,390)	$(105,628)
Adjustments:
Share-based compensation expense	9,198	7,143	27,595	26,456
Inventory valuation adjustments	—	—	—	3,677
Acquisition and integration costs	—	5,343	1,985	32,146
Restructuring charge, net of reversal	425	6,648	2,121	19,407
Acquired inventory adjustments	—	—	—	7,303
Amortization of intangibles	7,837	8,597	24,401	26,163
Tax effect of non-GAAP adjustments	(259)	5,380	(94)	1,276
Total adjustments to GAAP net income (loss)	$17,201	$33,111	$56,008	$116,428
Non-GAAP net income (loss)	$20,673	$(11,241)	$47,618	$10,800

Earnings per share
Non-GAAP net income (loss) per share-diluted	$0.16	$(0.09)	$0.38	$0.09

Shares used in net income (loss) per share - diluted:
GAAP Shares used in per share calculation - basic	124,788	119,162	123,252	119,648
Potentially dilutive equity awards	5,200	0	2,855	3,063
GAAP and Non-GAAP shares used in per share calculation - diluted	129,988	119,162	126,107	122,711